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                       SECURITIES AND EXCHANGE COMMISSION
                             Washington, D.C. 20549

                                    FORM 8-K

                             CURRENT REPORT Pursuant
                            to Section 13 OR 15(d) of
                       The Securities Exchange Act of 1934



         Date of report (Date of earliest event reported): August 15, 2007
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                               CirTran Corporation
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             (Exact Name of Registrant as Specified in Its Charter)

                                     Nevada
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                 (State of Other Jurisdiction of Incorporation)


                0-26059                               68-0121636
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        (Commission File Number)            (IRS Employer Identification No.)


4125 South 6000 West, West Valley City, Utah               84128
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  (Address of Principal Executive Offices)               (Zip Code)


                                  801-963-5112
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              (Registrant's Telephone Number, Including Area Code)


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          (Former Name or Former Address, if Changed Since Last Report)

Item 1.01    Entry into a Material Definitive Agreement

         Amended   and   Restated   Exclusive   Manufacturing,   Marketing   and
         Distribution Agreement

         On August 21, 2007, CirTran Beverage Corp., a Utah corporation ("CBC"), entered into an Amended and Restated Exclusive Manufacturing, Marketing, and Distribution Agreement (the "PlayBev Agreement") with Play Beverages, LLC, a Delaware limited liability company ("PlayBev"). The PlayBev Agreement amends and restates an earlier version of the Agreement dated May 25, 2007.

         By way of  background,  PlayBev is engaged in the business of marketing and distributing beverages, including energy drinks and flavored water beverages, and related merchandise with the Playboy and rabbit head logo (the "Products") pursuant to a license agreement ("License Agreement") from Playboy Enterprises, Inc. ("Playboy"). CBC was formed by CirTran to arrange for the manufacture, marketing and distribution of the Products through various distribution channels, including traditional retail channels as well as catalogs, internet, live shopping and other channels.

         Pursuant to the PlayBev Agreement, PlayBev granted to CBC the exclusive rights during the term of the Agreement to manufacture, market, distribute and sell the Products through all distribution channels in the territory as defined in the agreement (the "Territory"). CBC will be the exclusive manufacturer of all the Products for PlayBev to be sold in the Territory. The initial Products under the PlayBev Agreement will consist of an energy drink and flavored or unflavored water beverage (the "Initial Products"). Additionally under the PlayBev Agreement, CBC shall be the exclusive master distributor for PlayBev for all Products to be sold in the Territory. The Territory is defined in the PlayBev Agreement as Australia, Benelux, Brazil, Canada, Chile, China, Denmark, France, Germany, Greece, Hong Kong, Ireland, Israel, Italy, Japan, Korea, Lebanon, Mexico, New Zealand, Norway, Peru, Philippines, Portugal, Russia, South Africa, Spain, Sweden, Switzerland, Taiwan, Thailand, United Arab Emirates, United Kingdom, and the United States and the United States' territories and possessions: provided, however, that only products bearing the RABBIT HEAD DESIGN Trademarks may be advertised, promoted, sold, and/or distributed in Chile and Japan. Under the PlayBev Agreement, PlayBev agreed promptly to notify CBC of any changes in the Territory.

         For its manufacturing services rendered under the PlayBev Agreement, CBC shall receive from PlayBev an amount equal to 20% of the cost of goods sold ("COGS"), as defined in the PlayBev Agreement, for the Products sold. For its distribution services rendered under the PlayBev Agreement, CBC shall receive from PlayBev 6% of the gross sales ("Gross Sales"), as defined in the PlayBev Agreement, of all Products in the United States. Additionally, pursuant to a separate agreement (the "ASM Agreement," discussed below) with American Sales & Merchandising, LLC ("ASM"), CBC agreed to pay 2/3 of such 6%, or 4% of gross sales to ASM. Pursuant to the PlayBev Agreement, CBC and PlayBev anticipated that ASM would utilize outside commissioned sales representatives, brokers, or sales contractors for customers throughout the territory covered by the Agreement. CBC and PlayBev agreed that commissions owing to these outside sales representatives, up to 3% of gross sales, would be received by CBC from PlayBev for payment to the sales force directly or through ASM.


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


         Additionally, CBC agreed that during the term of the PlayBev Agreement it would keep books, accounts, and records of relevant transactions related to the PlayBev Agreement, and that PlayBev or its authorized representatives would have the right to inspect and audit such records.

         The initial term of the PlayBev Agreement is ten years and runs through December 31, 2017, and the agreement provides for automatic renewal for up to two renewal terms of three years each unless PlayBev notifies CBC or CBC notifies PlayBev in writing of its intent not to renew at least three, but not more than 12, months prior to the termination of the initial term or the then-current renewal term.

         During the term of the PlayBev Agreement, both parties agreed that they will not sell or distribute in the United States the Product or any products that are confusingly or substantially similar or directly competitive to the Product other than as set forth in the PlayBev Agreement.

         The foregoing summary of the terms and conditions of the PlayBev Agreement does not purport to be complete and is qualified in its entirety by reference to the full text of the Amended and Restated PlayBev Agreement attached as an exhibit hereto, and which is hereby incorporated herein by reference.

         Exclusive Sales Distribution/Representative Agreement

         On  August   23,   2007,   CBC   entered   into  an   Exclusive   Sales
Distribution/Representative Agreement (the "ASM Agreement") with ASM, a Delaware limited liability company.

         Under the ASM Agreement, CBC appointed ASM as its exclusive primary agent for sales of products (the "Products") covered by the ASM Agreement in the territories listed and defined under the PlayBev Agreement. ASM will provide distribution services, promote the sales of the Products, solicit orders at prices and on terms fixed by CBC, and provide quarterly budget figures for the accounts serviced by ASM. Pursuant to the ASM Agreement, CBC agreed to supply ASM with sales and promotional materials, accept or reject orders forwarded by ASM within 10 days, set sales prices, deliver no fewer than 90% of confirmed orders, pay sales commissions, and reimburse ASM for certain expenses.

         Under the ASM Agreement CBC agreed to pay ASM commissions equal to 4% of the amounts received by CBC, net of cash discounts, chargebacks, and returns (the "Commissionable Receipts"). Additionally, for Commissionable Receipts received by CBC for products sold to the accounts serviced by an ASM-designated representative, CBC agreed to pay the to the representative an amount equal to the commissions payable to the representatives, but not more than three percent (3%) of the Commissionable Receipts that are attributed to such representative through the 2007 selling season and thereafter. CBC agreed to provide commission statements to ASM not later than the 25th of every month, showing Commissionable Receipts received by CBC in the prior month. Moreover, CBC agreed to remit commissions due to ASM on a monthly basis, in arrears, each month following a month in which there is a Commissionable Receipt, and that all late commission payments would bear interest at a rate of 10% per annum.

         The foregoing summary of the terms and conditions of the ASM Agreement does not purport to be complete and is qualified in its entirety by reference to the full text of the ASM Agreement attached as an exhibit hereto, and which is hereby incorporated herein by reference.


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


         Settlement Agreement

         On  August  15,  2007,  CirTran   Corporation,   a  Nevada  corporation
("CirTran"),  entered into an agreement (the "Settlement Agreement") with Trevor
M. Saliba, a former director of CirTran.

         Under the Settlement Agreement, Mr. Saliba acknowledged that his employment and any positions he held with CirTran or any of its subsidiaries were terminated as of June 14, 2007 (the "Separation Date"), and that any post-termination benefits or compensation would be limited to what was contained in the Settlement Agreement. Mr. Saliba agreed to forfeit vested stock options to purchase 4,000,000 shares of CirTran common stock.

         Under the Settlement Agreement, CirTran agreed to pay to Mr. Saliba his base salary for 12 months following the Separation Date (net of certain amounts owed by Mr. Saliba to CirTran), and to pay $5,056.89, an amount equal to the quarterly bonus to which Mr. Saliba would have been entitled to receive pursuant to his employment agreement. Additionally, CirTran agreed to issue 4,000,000 restricted shares of its common stock, with 1,000,000 shares to be issued (i) upon the execution of the Settlement Agreement; (ii) during the first week of October 2007; (iii) during the first week of December 2007; and (iv) during the first week of February 2008. CirTran also agreed to pay certain amounts to Mr. Saliba in connection with After Bev Group, LLC, transactions, an allowance of up to $500 per month for 12 months to cover insurance premium payments, and $4,965,15 representing certain unpaid salary and reimbursable expenses.

The foregoing summary of the terms and conditions of the Settlement Agreement does not purport to be complete and is qualified in its entirety by reference to the full text of the Settlement Agreement attached as an exhibit hereto, and which is hereby incorporated herein by reference.


Item 9.01.   Financial Statements and Exhibits.

         (d)    Exhibits.
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                  99.1     Amended   and   Restated   Exclusive   Manufacturing,
                           Marketing, and Distribution Agreement, dated as of August 21, 2007.

                  99.2     Exclusive   Sales   Distribution   /   Representative
                           Agreement, dated as of August 23, 2007.

                  99.3 Settlement Agreement between CirTran Corporation and Trevor M. Saliba









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                                   SIGNATURES

         Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

                                              CirTran Corporation


Date: September 21, 2007                      By: /s/ Iehab Hawatmeh
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                                                  Iehab J. Hawatmeh, President





























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